                                                                    EXHIBIT 10.7


                            Confidential Treatment

                       COLLABORATIVE RESEARCH AGREEMENT

     This COLLABORATIVE RESEARCH AGREEMENT is entered into as of December 15, 1995 by and between Pfizer Inc ("Pfizer"), a Delaware corporation, having an office at 235 East 42nd Street, New York, New York 10017 and its Affiliates, and Cubist Pharmaceuticals, Inc. ("Cubist"), a Delaware corporation, having an office at 24 Emily Street, Cambridge, MA 02139.

     WHEREAS, Cubist has expertise in the biochemistry and molecular biology of tRNA synthetases from microorganism and human sources; and

     WHEREAS, Cubist has the scientific capability and capacity to undertake the work described in the "Research Plan;" and

     WHEREAS, Pfizer has the capability to undertake development of agents for treatment of infectious disease; and

     WHEREAS, Pfizer possesses a library of compounds and is able to determine the enzyme inhibitory capability of each compound versus Cubist's tRNA synthetase targets in a "Primary Screening Program;" and

     WHEREAS, Pfizer desires to compensate Cubist for access to Cubist Technology, its costs associated with preparing the tRNA synthetase targets and conducting a "Secondary Screening Program" and by paying Cubist additional amounts based on achievement of certain milestones and on commercial sales;

NOW, THEREFORE, the parties agree as follows:

1.   Definitions
     -----------
Whenever used in this Agreement, the terms defined in this Section 1 shall have the meanings specified.

     1.1  "Affiliate" means any corporation of other legal entity owning,
           ---------
directly or indirectly, fifty percent (50%) or more of the voting capital shares or similar voting securities of Pfizer or Cubist; and corporation or other legal entity fifty percent (50%) or more of the voting capital shares or similar voting rights of which is owned, directly or indirectly, by Pfizer or Cubist or any corporation or other legal entity fifty percent (50%) or more of the voting capital shares or similar voting rights of which is owned, directly or indirectly, by a corporation or other legal entity which owns, directly or indirectly, fifty percent (50%) or more of the voting capital shares or similar voting securities of Pfizer or Cubist.

     1.2  "Research Plan" means the written plan describing the research to be
           -------------
carried out by Pfizer and Cubist pursuant to this Agreement. The Research Plan and any amendments to it will be attached to and made a part of this Agreement as Exhibit 1.

     1.3  "Research Program" is the research program conducted by Pfizer and
           ----------------
Cubist in accordance with the Research Plan to discover and develop new antibacterial agents for the treatment of disease in human beings.

     1.4  "Effective Date" is December 15, 1995.
           --------------

     1.5  "Contract Period" means the period beginning on the Effective Date and
           ---------------
ending on the date on which this Agreement terminates.

     1.6  "Area" means research or development with respect to Antibacterial
           ----
Agents useful in the treatment or management of disease states in human beings.

     1.7  "Cubist Confidential Information" means all information about any
           -------------------------------
element of the Cubist or Joint Technology which is disclosed by Cubist to Pfizer and designated "Confidential" in writing by Cubist at the time of disclosure to Pfizer to the extent that such information as of the date of disclosure to pfizer is not (i) demonstrably known to Pfizer other than by virtue of a prior confidential disclosure to Pfizer by Cubist; or (ii) disclosed in published literature, or otherwise generally known to the public through no fault or omission of Pfizer; or (iii) obtained from a third party free from any obligation of confidentiality to Cubist.

     1.8   "Pfizer Confidential Information" means all information about any
            -------------------------------
element of Pfizer or Joint Technology which is disclosed by Pfizer to Cubist and designated "Confidential" in writing by Pfizer at the time of disclosure to Cubist to the extent that such information as of the date of disclosure to Cubist is not (i) demonstrably known to Cubists other than by virtue of a prior confidential to Cubist by Pfizer; or (ii) disclosed in published literature, or otherwise generally known to the public through no fault or omission of Cubist; or (iii) obtained from a third party free from any obligation of confidentiality to Pfizer.

     1.9   "Technology" means and includes all materials, technology, technical
            ----------
information, know-how, expertise and trade secrets within the Area.

     1.10  "Cubist Technology" means Technology that is or was:
            -----------------

           (a) known and developed by employees of or consultants to Cubist alone or jointly with third parties prior to the Effective Date; or

           (b) acquired by purchase, license, assignment or other means from third parties by Cubist prior to the Effective Date.

     1.11  "Joint Technology" means Technology that is or was:
            ----------------

          (a) developed by employees of or consultants to Pfizer or Cubist solely or jointly with each other during the Contract Period in connection with the performance of the Research Program or the Drug Discovery Program including, for example, but not by way of limitation, compounds previously patented by Pfizer which Pfizer elects to develop pursuant to this Agreement; or

          (b) acquired by purchase, license, assignment or other means from third parties by Cubist or Pfizer during the Contract Period for use in the performance of the Research Program or the Drug Discovery Program.

     1.12 "Pfizer Technology" means Technology that is or was:
           -----------------

          (a) known and developed by employees of or consultants to Pfizer alone or jointly with third parties prior to the Effective Date; or

          (b) acquired by purchase, license, assignment or to other means from third parties by Pfizer prior to the Effective Date.

     1.13 "Patent Rights" means all inventions deemed patentable claiming Joint
           -------------
Technology including all the valid claims of patent applications, whether domestic or foreign, claiming such patentable inventions, including all provisional applications, continuations, continuations-in-part, divisions, and renewals, all letters patent granted thereon, and all reissues, reexaminations and extensions thereof.

     1.14 "Product" means an Antibacterial Agent the manufacture, use or sale of
           -------
which would infringe Patent Rights in the absence of a license.

     1.15 "Antibacterial Agent" means a compound with inhibitory activity
           -------------------
against a Program tRNA Synthetase.

     1.16 "Program tRNA Synthetases" means *************************************
           ------------------------
************************************************************************
******************************************************************

     1.17 "Hit" means a compound with inhibitory activity against a screened tRNA Synthetase which Pfizer selects for the Secondary Screening Program or as a potential starting point for a Drug Discovery Program.




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

                                       5

     1.18 "Primary Screening Program" means assays conducted at Pfizer as set
           -------------------------
forth in Exhibit 1B.

     1.19 "Secondary Screening Program" means assays conducted at Cubist as set
           ---------------------------
forth in Exhibit 1C.

     1.20 "Drug Discovery Program" means that program for the development of an
           ----------------------
Antibacterial Agent the criteria for which are set forth in Exhibit 1D.

     1.21 "Net Sales" means the gross amount invoiced by Pfizer and any
           ---------
sublicensee of Pfizer for sales to a third party or parties of Products, ****
********************************************************************************
********************************************************************************
********************************************************************************
********************************************************************************
********************************************************************************
*****

     1.22 "NDA" means New Drug Application.
           ---

2.   Research and Drug Discovery Programs
     ------------------------------------

     2.1  Purpose. Cubist and Pfizer shall conduct the Research Program and the
          -------
Drug Discovery Program, subject to the terms and conditions of this Agreement, throughout the Contract Period. The objective of the Research and Drug Discovery Programs is to discover and develop Products.

          2.1.1 The Research Program. The Research Program shall proceed as
               --------------------
follows:

          (a) No later than *********************************************
respectively, after the execution of this Agreement, Cubist will deliver each of three sets of two tRNA synthetases set forth in Exhibit 1A to Pfizer.

          (b) Upon receipt of the six (6) tRNA synthetases, Pfizer shall employ these tRNA synthetases in screening its compound libraries in a manner





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

which in its sole judgment it finds suitable for such purpose; provided, however, that Pfizer shall have completed such screening, and sent samples of the Hits to Cubist no later than ******** after receipt of each set of the tRNA synthetases. After the ******* screening period is completed, Cubist shall have all rights to the Program tRNA Synthetases that have not yielded Hits.

          (c) Within 30 days of receipt of the Hits, Cubist will begin a Secondary Screening Program with respect to such Hits. The Secondary Screening Program will be completed and the results reported to Pfizer no later than * ****** after Cubist's receipt of the Hits. After the Secondary Screening Program is completed for each Hit, Cubist shall have all rights to the Program tRNA Synthetases except for such tRNA synthetases, if any, that are the primary target of a compound or compounds which enter a Drug Discovery Program.

          2.1.2 The Drug Discovery Program. Upon receipt of the results of the
                --------------------------
Secondary Screening Program, Pfizer shall have ******* to designate a compound or compounds which the Research Committee recommends and Pfizer, in its sole unfettered discretion deems worthy for development as an Antibacterial Agent or Agents and to notify Cubist of such designation notification or to notify Cubist that it will not designate any such compounds. Upon receipt of such notice, Cubist shall have 30 days to notify Pfizer that Cubist elects or does not elect to institute a Drug Discovery Program pursuant to the Research Plan if Pfizer has designated compound for development or, if Pfizer has not designated any compound for development, to select one compound screened in the Secondary Screening Program for development by itself or with third parties without further obligation to Pfizer. If Cubist elects to institute the Drug Discovery Program, this Agreement shall remain in full force and effect and shall govern the relationship between the parties with respect to such Antibacterial Agents. If Cubist does not elect to institute such Drug Development




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

Program, Pfizer shall be free to treat such Antibacterial Agents as it sees fit. In such event, Cubist shall choose either of the payment options set forth in
Section 3.3(b) at the time it declines to institute such Drug Development Program and Pfizer's sole remaining obligation to Cubist, if any, shall pay the sums due upon the terms and conditions set forth pursuant to the chosen payment option in that Section.

        2.1.3 Research Plan. The Research Plan for the *********************
              -------------
period is described in the attached Exhibit 1. Any amendment to the Research Plan shall be appended to Exhibit 1 and made part of this Agreement.

        2.1.4 Exclusivity.
              -----------
        (a) Cubist agrees that during the Research Program and in the Area, neither Cubist nor any of its Affiliates shall engage in any research sponsored by any third party involving the use of the Program tRNA Synthetases for primary screening purposes without Pfizer's consent.

        (b) During the period of the Drug Discovery Program, whether conducted by Cubist or Pfizer, Cubist shall likewise refrain from using any Program tRNA Synthetase for which a Hit has been identified, carried through a Secondary Screening Program and selected for such Drug Discovery Program in Cubist's own research or research sponsored by third parties in the Area.

    2.2 Research Committee.
        ------------------
        2.2.1 Purpose. Pfizer and Cubist shall establish a Research
              -------
Committee (the "Research Committee"):

        (a) to evaluate and recommend scientific criteria to be implemented under the Research Plan;

        (b) to evaluate Hits based on the Primary Screening Program and recommend Hits to enter the Secondary Screening Program;






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

                                      8

          (c) to evaluate data from the Secondary Screening Program and make a recommendation to Pfizer to initiate Drug Discovery Program, if warranted;

          (d) to review and evaluate progress under the Research Plan;

          (e) to prepare amendments to the Research Plan; and

          (f) to coordinate and monitor publication of research results obtained from and the exchange of information and materials that relate to the Research Program.

          2.2.2 Membership. Pfizer and Cubist each shall appoint, in its sole
                ----------
discretion, three members to the Research Committee. Substitutes may be appointed at any time.

     The members initially shall be:

     Pfizer Appointees:

                       William E. Kohlbrenner, Ph.D.
                       Manager, Infectious Diseases

                       Paul R. McGuirk, Ph.D.
                       Assistant Director, Medicinal Chemistry

                       Paul M. Sweetnam, Ph.D.
                       Manager, Drug Pfinder

     Cubist Appointees:

                       Francis P. Tally, M.D.
                       Vice President, Research & Development

                       Philip A. Wendler, Ph.D.
                       Director, Drug Discovery

                       Susan K. Whoriskey, Ph.D.
                       Director, Molecular Biology

          2.2.3 Chair. The Research Committee shall be chaired by two
                -----
co-chairpersons, one appointed by Pfizer and the other appointed by Cubist.

          2.2.4 Meetings. The Research Committee shall meet at least quarterly,
                --------
at places and on dates selected by each party in turn. Representatives of Pfizer or Cubist or both, in addition to members of the Research Committee, may attend such meetings at the invitation of either party.

          2.2.5 Minutes. The Research Committee shall keep accurate minutes of
                -------
its deliberations which record all proposed decisions and all actions recommended or taken. Drafts of the minutes shall be delivered to all Research Committee members within five (5) business days after each meeting. The party hosting the meeting shall be responsible for the preparation and circulation of the draft minutes. Draft minutes shall be edited by the co-chairpersons and shall be issued in final form only with their approval and agreement.

          2.2.6 Decisions. All technical decisions of the Research Committee
                ---------
shall be made by majority of the members.

          2.2.7 Expenses. Pfizer and Cubist shall each bear all expenses of
                --------
their respective members related to their participation on the Research
Committee.

     2.3 Reports. During the Contract Period, Pfizer and Cubist each shall
         -------
furnish to the Research Committee:

           (a) summary written reports within fifteen (15) days after the end of each three-month period commencing on the Effective Date, describing its progress under the Research Plan or the Drug Discovery Program, as the case may be; and
           (b) comprehensive written reports within thirty (30) days after the end of each year, describing in detail the work accomplished by it under the

Research Plan or the Drug Discovery Program, as the case may be, and discussing and evaluating the results of such work.

     2.4 Laboratory Facilities and Personnel. Cubist and Pfizer each shall
         -----------------------------------
provide suitable laboratory facilities, equipment and personnel for the work to be done in carrying out the Research Program and the Drug Discovery Program.

     2.5 Diligent Efforts. Pfizer and Cubist each shall use reasonably diligent
         ----------------
efforts to achieve the objectives of the Research Program and the Drug Discovery Program, if performed by Cubist including without limitation the regulatory approval, promotion and sale of Products.

3.   Payments to Cubist.
     ------------------

     3.1 Receipt of Program Synthetases. Upon receipt of the first set of tRNA
         ------------------------------
synthetases described in Section 2.1.1(a), Pfizer shall pay Cubist the sum of ********** ***** *** *** ** *********** set forth in Exhibit 3. The parties acknowledge that the sum set forth in Exhibit 3 is an estimate and that actual costs may reach **************. Accordingly, Cubist agrees to furnish to Pfizer invoices and supporting financial documentation evidencing all expenditures pursuant to Exhibit 3.

     3.2 Secondary Screening Program. Within thirty (30) days of the initiation
         ---------------------------
of a Secondary Screening Program, Pfizer shall pay Cubist the sum of *********** as set forth in Exhibit 4. The parties acknowledge that the sum set forth in
Exhibit 4 is an estimate and that actual costs may reach **************. Accordingly, Cubist agrees to furnish to Pfizer invoices and supporting financial documentation evidencing all expenditure pursuant to Exhibit 4.

     3.3 Drug Discovery Program.
         ----------------------

         (a) Discovery Program performed by Cubist. (i) Upon receipt of notice
             -------------------------------------
that Cubist elects to perform the Drug Discovery Program, Pfizer shall





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

                                      11

execute a Stock Purchase Agreement and shall forward it to Cubist within fifteen
(15) days of the receipt of such notice. In turn, Cubist shall have fifteen (15) days to execute the Stock Purchase Agreement and to return it to Pfizer. Upon receipt of the fully executed Stock Purchase Agreement, Pfizer shall, forthwith, wire transfer the sum ************* to Cubist in accordance with that agreement.
(ii) The purchase price ("Price") of the stock described in the Stock Purchase Agreement shall be determined as follows: (a) If Cubist's stock is publicly traded, the price shall ********************************************************
**************************************************************************** of
********************************************************************************
******************************************************************** and (b) If
Cubist's stock is not publicly traded, the price shall be ****** per share on January 1, 1996 and ****** per share on December 31, 1996 and thereafter appropriately adjusted for stock splits, reverse splits, combinations or the like. During 1996, the price shall be pro rated on a daily basis. (iii) In addition, if the Drug Discovery Program yields a compound which, Pfizer, ******* ************************** determines to advance as an Antibacterial Agent, Pfizer will make the following payments to Cubist on the occurrence of each event ("Event") set forth below; provided, however, that Pfizer shall be obligated to make only one payment with respect to each Event affecting an Antibacterial Agent; and, further provided, that Pfizer may, in its sole, unfettered discretion discontinue the development of any Antibacterial Agent at any time irrespective of its scientific or medical merit:

            Event                                    Payment
            -----                                    -------
Pfizer Acceptance of Drug Discovery               ****************
Program Results





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                                      12

Evaluation of Safety Data of the First                   *************
300 Subjects treated with the
Antibacterial Agent

Initiation of Phase III Trials                           *************

Filing of NDA                                            *************

Approval of NDA                                          *************

All payments made pursuant to this Section shall be credited against the royalties described below. (iii) If the Antibacterial Agent described above would in the absence of the license set forth in Section 4.3 infringe Patent Rights, the royalty paid by Pfizer to Cubist shall be the sum of the Net Sales in each Tier multiplied by the applicable royalty rate for that Tier:

 Annual Net Sales (in $ millions)
 --------------------------------
             ("Tiers")                              Percentage of Net Sales
             ---------                              -----------------------
              ***************************************************
            ****************************************************
           ******************************************************
         ********************************************************
(iv) If Pfizer discontinues development of any Antibacterial Agent described in this Section 3.3(a) for any reason other than results of clinical safety or toleration studies which Pfizer, in any case, in its sole, unfettered discretion deems unsatisfactory, or if the U.S. Food and Drug Administration ("FDA") refuse to grant any approval required for the development of such Agent, Pfizer will, at Cubist's option, grant to Cubist a worldwide exclusive license in the form attached as Exhibit 5 to make, use and sell any such Antibacterial Agent under all





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                                      13

Pfizer's right, title and interest in all Cubist, Pfizer or jointly owned patents claiming such Agent as well as information reasonably required for registration with the FDA or equivalent foreign agencies. Cubist will pay a royalty to Pfizer based on the state of development of each such Antibacterial Agent as set forth in the chart below:

                                                          Royalty
                                                          -------
Pfizer discontinues development at any                     ****
time prior to completion of Phase I
Pfizer declines entry into Phase II                        ****
Pfizer declines entry into Phase III                       ****
Pfizer declines NDA registration                          *******
                                             **********************************
                                                      **************

If Pfizer discontinues development because of the study results or failure to obtain FDA approval mentioned above, Pfizer shall be under no obligation to grant the described license or any other right to Cubist with respect to the affected Antibacterial Agent.
           (b) ************************************************************
               ------------------------------------------------
********************************************************************************
********************************************************************




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                                      14

****************************************************************************
*******************************************************************

                                       A
                                       -
                       Event                        Payment
                       -----                         -------
             Initiation of a Pfizer
             Discovery Program                     ***********

             Acceptance of a Standard
             Pfizer Recommendation
             for Development                       ************

             Commencement of Pfizer
             Phase I Study                         ************

             Commencement of Pfizer
             Phase III Study                       ************

             Pfizer NDA Approved                   *************

Pfizer shall pay the sums due within thirty (30) days of the occurrence of an Event; provided, however, that Pfizer shall be under no obligation whatever to advance an Antibacterial Agent so that an Event occurs. ************************
**************************************************************************
********************************************************************************
**************************************************************************
****************************************************************************
************************************ In addition to the payments described above, if Pfizer, in the sole, unfettered discretion, decides to sell such Antibacterial Agent, Pfizer will pay Cubist **************** of Net Sales or the Net Sales of






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

                                      15

its sublicensees in all countries in which the Antibacterial Agent is patented during the life of such patents.

                                       B
                                       -
                  Event                                  Payment
                  -----                                  -------
           Initiation of a Pfizer
           Discovery Program                          **************

           Acceptance of a Standard
           Pfizer Recommendation
           for Development                             *************

           Commencement of Pfizer
           Phase I Study                                ************

           Commencement of Pfizer
           Phase III Study                             *************

           Pfizer NDA Filed                            *************

           Pfizer NDA Approved                         *************

Pfizer shall pay the sums due within thirty (30) days of the occurrence of an Event; provided, however, that Pfizer shall be under no obligation whatever to advance a Antibacterial Agent so that an Event occurs. ************************
************************************************************************
********************************************************************************
*****************************************************************************
************************************************************* If Cubist fails to make such election, it shall be deemed to have chosen Schedule A. Pfizer shall make or not make such payments, as the case may be, on the same terms and conditions set forth in Section 3.3(a)(ii), above.




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                                      16

4.  Intellectual Property Rights. The following provisions relate to rights in
    ----------------------------
the intellectual property developed by Cubist or Pfizer, or both, during the course of carrying out the Research Program.

    4.1  Ownership. All Cubist Confidential Information and Cubist Technology
         ---------
shall be owned by Cubist. All Pfizer Confidential Information and Pfizer Technology shall be owned by Pfizer. All Joint Technology shall be owned jointly by Cubist and Pfizer. All Patent Rights shall be assigned to and owned by Cubist, Pfizer or jointly by both of them in accordance with their inventorship.

    4.2 Grants of Research Licenses. Cubist and Pfizer each grants to the other
        ---------------------------
a nonexclusive ************** worldwide, royalty-free, ********** license, including the right to grant sublicenses to Affiliates, to make and use Confidential Information, Technology and Patent Rights for all research purposes other than the sale or manufacture for sale of products or processes.

    4.3 License Granted to Pfizer under the Patent Rights. Cubist grants to
        -------------------------------------------------
Pfizer the exclusive, worldwide license, including the right to grant sublicenses, to manufacture, use and sell Products under all Cubist's right, title and interest in the Patent Rights (the "License").

    4.4 Term of License Grant and Payment of Royalties. Unless terminated
        ----------------------------------------------
earlier, the License shall commence on the Effective Date and shall terminate on the date of the last to expire of the Patent Rights. The License shall also terminate if (a) no Hits are identified by the Research Committee; or (b) no compound enters the Drug Discovery Program; or (c) no compound is accepted by Pfizer in its sole unfettered discretion for advancement for drug development; or (d) no NDA or foreign equivalent is approved.

    4.5 Pfizer Obligations. If Pfizer grants a sublicense pursuant to this
        ------------------
Section, Pfizer shall guarantee that any sublicense fulfills all of Pfizer's




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

                                      17

obligations under the Agreement; provided, however, that Pfizer shall not be relieved of its obligations pursuant to this Agreement.

     4.6 Cubist Obligations. If Cubist declines to conduct a Drug Discovery
         ------------------
Program, as described in Section 3.3(b), Cubist will provide technical support to Pfizer to produce the tRNA synthetases designated for the Drug Discovery Program, at Pfizer's cost.

5. Payments of Royalties, Accounting for Royalties Records.
   -------------------------------------------------------

     5.1 Royalty Obligation. Pfizer shall pay Cubist a royalty based on the Net
         ------------------
Sales of each Product. Such royalty shall be paid with respect to each country of the world from the date of the first commercial sale (the date of the invoice of Pfizer or any sublicensee of Pfizer with respect to such sale of such Product in each country until the expiration of the last Patent Right to expire with respect to each such country and each such Product.

     5.2 Payment Dates. Royalties shall be paid by Pfizer on Net Sales within
         -------------
sixty (60) days after the end of each calendar quarter in which such Net Sales are made. Such payments shall be accompanied by a statement showing the Net Sales of each Product by Pfizer or any sublicensee of Pfizer in each country, the applicable royalty rate for such Product, and a calculation of the amount of royalty due.

     5.3 Accounting. The Net Sales used for computing the royalties payable to
         ----------
Cubist by Pfizer shall be computed and paid in U.S. dollars by check or other mutually acceptable means. For purposes of determining the amount of royalties due, the amount of Net Sales in any foreign currency shall be computed by (a) converting such amount into dollars at the prevailing commercial rate of exchange for purchasing dollars with such foreign currency as quoted by Citibank in New York on the last business day of the calendar quarter for which the relevant royalty payment is to be made by Pfizer and (b) deducting the amount of any governmental tax, duty, charge, or other fee actually paid in respect of such conversion into, and remittance of dollars.

     5.4 Records. Pfizer shall keep for three (3) years from the date of each
         -------
payment of royalties complete and accurate records of sales by Pfizer of each Product in sufficient detail to allow the accruing royalties to be determined accurately. Cubist shall have the right for a period of three (3) years after receiving any report or statement with respect to royalties due and payable to appoint at its expense an independent certified public accountant reasonably acceptable to Pfizer to inspect the relevant records of Pfizer to verify such report or statement. Pfizer shall make its records available for inspection by such independent certified public accountant during regular business hours at such place or places where such records are customarily kept, upon reasonable notice from Cubist, to verify the accuracy of the reports and payments. Such inspection right shall not be exercised more than once in any calendar year nor more than once with respect to sales in any given period. Cubist agrees to hold in strict confidence all information concerning royalty payments and reports, and all information learned in the course of any audit or inspection, except to the extent necessary for Cubist to reveal such information in order to enforce its rights under this Agreement or if disclosure is required by law. The failure of Cubist to request verification of any report or statement during said three-year period shall be considered acceptance of the accuracy of such report, and Pfizer shall have no obligation to maintain records pertaining to such report or statement beyond said three-year period. The results of each inspection, if any, shall be binding on both parties.

6. Legal Action.
   ------------

     6.1 Actual or Threatened Disclosure or Infringement. When information comes
         -----------------------------------------------
to the attention of Pfizer to the effect that any Patent Rights relating to a Product have been or are threatened to be unlawfully infringed, Pfizer shall have the right at its expense to take such action as it may deem necessary to prosecute or prevent such unlawful infringement, including the right to bring or defend any suit, action or proceeding involving any such infringement. Pfizer shall notify Cubist promptly of the receipt of any such information and of the commencement of any such suit, action or proceeding. If Pfizer determines that it is necessary or desirable for Cubist to join any such suit, action or proceeding, Cubist shall, at Pfizer's expense, execute all papers and perform such other acts as may be reasonably required to permit Pfizer to act in Cubist's name in which event Pfizer shall hold Cubist free, clear and harmless from any and all costs of such litigation including attorney's fees. If Pfizer brings a suit, it shall have the right first to reimburse itself out of any sums recovered in such suit or in its settlement for all costs and expenses, including attorney's fees, related to such suit or settlement, *****************
********************************************************************************
********************************************************************************
If Pfizer does not, within one hundred twenty (120) days after giving notice to Cubist of the above-described information, notify Cubist of Pfizer's intent to bring suit against any infringer, Cubist shall have the right to bring suit for such alleged infringement, but it shall not be obligated to do so, and may join Pfizer as party plaintiff, if appropriate, in which event Cubist shall hold Pfizer free, clear and harmless from any and all costs and expenses of such litigation, including attorney's fees, and any sums recovered in any such suit or in its settlement shall belong to Cubist. ***********************************
****************************************************




                      *Confidential treatment requested:
      material has been omitted and filed separately with the Commission

*******************************************************************************
*********************************************. Each party shall always have the right to be represented by counsel of its own selection and at its own expense in any suit instituted by the other for infringement under the terms of this Section. If Pfizer lacks standing and Cubist has standing to bring any such suit, action or proceeding, then Cubist shall do so at the request of Pfizer and at Pfizer's expense.

7. Defense of Infringement Claims. Cubist will cooperate with Pfizer at Pfizer's
   ------------------------------
expense in the defense of any suit, action or proceeding against Pfizer or any sublicensee of Pfizer alleging the infringement of the intellectual property rights of a third party by reason of the use of Patent Rights in the manufacture, use or sale of the Product. Pfizer shall give Cubist prompt written notice of the commencement of any such suit, action or proceeding or claim of infringement and will furnish Cubist a copy of each communication relating to the alleged infringement. Cubist shall give to Pfizer all authority (including the right to exclusive control of the defense of any such suit, action or proceeding and the exclusive right after consultation with Cubist, to compromise, litigate, settle or otherwise dispose of any such suit, action or proceeding), information and assistance necessary to defend or settle any such suit, action or proceeding; provided, however, Pfizer shall obtain Cubist's prior consent to such part of any settlement which requires payment or other action by Cubist or has a material adverse effect on Cubist's business. If the parties agree that Cubist should institute or join any suit, action or proceeding pursuant to this Section, Pfizer may, at Pfizer's expense, join Cubist as a defendant if necessary or desirable, and Cubist shall execute all documents and take all other actions, including giving




                      *Confidential treatment requested:
      material has been omitted and filed separately with the Commission testimony, which may reasonably be required in connection with the prosecution of such suit, action or proceeding

8. Treatment of Confidential Information
   -------------------------------------

   8.1 Confidentiality
       ---------------

       8.1.1 Pfizer and Cubist each recognize that the other's Confidential Information constitutes highly valuable, confidential information. Subject to the terms and conditions of the License, the obligations set forth in Section
8.3 and the publication rights set forth in Section 8.2, Pfizer and Cubist each agree that during the term of this Agreement and for five (5) years thereafter, it will keep confidential, and will cause its Affiliates to keep confidential, all Cubist Confidential Information or Pfizer Confidential Information, as the case may be, that is disclosed to it, or to any of its Affiliates pursuant to this Agreement. Neither Pfizer nor Cubist nor any of their respective Affiliates shall use such Confidential Information except as expressly permitted in this Agreement.

      8.1.2 Pfizer and Cubist each agree that any disclosure of the other's Confidential Information to any officer, employee or agent of the other party or of any of its Affiliates shall be made only if and to the extent necessary to carry out its responsibilities under this Agreement and shall be limited to the maximum extent possible consistent with such responsibilities. Pfizer and Cubist each agree not to disclose the other's Confidential Information to any third parties under any circumstance without written permission from the other party. Each party shall take such action, and shall cause its Affiliates to take such action, to preserve the confidentiality of each other's Confidential Information as it would customarily take to preserve the confidentiality of its own Confidential Information. Each party, upon the other's request, will return all the Confidential Information disclosed to the other party pursuant to this Agreement, including all copies and extracts of documents, within sixty (60) days of the request upon the termination of this Agreement except for one (1) copy which may be kept for the purpose of complying with continuing obligations under this Agreement.

           8.1.3 Cubist and Pfizer each represent that all of its employees, and any consultants to such party, participating in the Research Program who shall have access to Pfizer Technology, Cubist Technology or Joint Technology and Pfizer Confidential Information and Cubist Confidential Information are bound by agreement to maintain such information in confidence.

     8.2 Publication. Notwithstanding any matter set forth with particularity in
         -----------
this Agreement to the contrary, results obtained in the course of the Research Program may be submitted for publication following scientific review by the Research Committee and subsequent approval by Cubist's and Pfizer's managements, which approval shall not be unreasonably withheld. After receipt of the proposed publication by both Pfizer's and Cubist's managements written approval or disapproval shall be provided within thirty (30) days for a manuscript, within fourteen (14) days for an abstract for presentation at, or inclusion in the proceedings of a scientific meeting, and within fourteen (14) days for a transcript of an oral presentation to be given at a scientific meeting.

     8.3 Publicity. Except as required by law, neither party may disclose the
         ---------
terms of this Agreement nor the research described in it without the written consent of the other party, which consent shall not be unreasonably withheld.

     8.4 Disclosure of Inventions. Each party shall promptly inform the other
         ------------------------
about all inventions in the Area that are conceived, made or developed in the course of carrying out the Research Program or the Drug Discovery Program if performed by Cubist by employees of, or consultants to, either of them solely, or jointly with employees of, or consultants to the other.

9. Provisions Concerning the Filing, Prosecution and Maintenance of Patent
   -----------------------------------------------------------------------
Rights. The following provisions relate to the filing, prosecution and
- ------
maintenance of Patent Rights during the term of this Agreement:

     9.1 Filing, Prosecution and Maintenance by Cubist. With respect to Patent
         ---------------------------------------------
Rights in which Cubist employees or consultants, alone or together with Pfizer employees, or consultants are named as inventors, Cubist shall have the exclusive right and obligation:

         (a) to file applications for letters patent on any invention deemed patentable included in Patent Rights; provided, however, that Cubist shall consult with Pfizer regarding countries in which such patent applications should be filed and shall file patent applications in those countries where Pfizer requests that Cubist file such applications; and, further provided, that Cubist, at its option and expense, may file in countries where Pfizer does not request that Cubist file such applications;

         (b) to take all reasonable steps to prosecute all pending and new patent applications included within Patent Rights;

         (c) to respond to oppositions, nullity actions, re-examinations, revocation actions and similar proceedings filed by third parties against the grant of letters patent for such applications;

         (d) to maintain in force any letters patent included in Patent Rights by duly filing all necessary papers and paying any fees required by the patent laws of the particular country in which such letters patent were granted; and

         (e) to cooperate fully with, and take all necessary actions requested by, Pfizer in connection with the preparation, prosecution and maintenance of any letters patent included in Patent Rights.

         Cubist shall notify Pfizer in a timely manner of any decision to abandon a pending patent application or an issued patent included in Patent Rights.

Thereafter, Pfizer shall have the option, at its expense, of continuing to prosecute any such pending patent application or of keeping the issued patent in force:

          9.1.1 Copies of Documents. Cubist shall provide to Pfizer copies of
                -------------------
all patent applications that are part of Patent rights prior to filing, for the purpose of obtaining substantive comment of Pfizer patent counsel. Cubist shall also provide to Pfizer copies of all documents relating to prosecution of all such patent applications in a timely manner and shall provide to Pfizer every six (6) months a report detailing their status. Pfizer shall provide to Cubist every six (6) months a report detailing the status of all patent applications that are a part of Patent Rights in which Pfizer employees or consultants alone are named as inventors.

          9.1.2 Reimbursement of Costs for Filing Prosecuting and Maintaining
                -------------------------------------------------------------
Patent Rights. Within thirty (30) days of receipt of invoices from Cubist,
- -------------
Pfizer shall reimburse Cubist for all the costs of filing, prosecuting, responding to opposition and maintaining patent applications and patents in countries where Pfizer requests that patent applications be filed, prosecuted and maintained. Such reimbursement shall be in addition to Funding Payments. However, Pfizer may, upon sixty (60) days notice, request that Cubist discontinue filing or prosecution of patent applications in any country and discontinue reimbursing Cubist for the costs of filing, prosecuting, responding to opposition or maintaining such patent application or patent in any country. Cubist shall pay all costs in those countries in which Pfizer does not request that Cubist file, prosecute or maintain patent applications and patents, but in which Cubist, at its option, elects to do so.

          9.1.3 Pfizer shall have the right to file on behalf of and as an agent for Cubist all applications and take all actions necessary to obtain patent extensions pursuant to 35 USC Section 156 and foreign counterparts for Patent

Rights described in this Section 9.1 licensed to Pfizer. Cubist agrees, to sign, at Pfizer's expense, such further documents and take such further actions as may be requested by Pfizer in this regard.

     9.2  Filing, Prosecution and Maintenance by Pfizer. With respect to Patent
          ---------------------------------------------
Rights in which Pfizer employees or consultants alone are named as inventors, Pfizer shall have those rights and duties ascribed to Cubist in Section 9.1.

     9.3 Neither party may disclaim a Valid Claim within Patent Rights without the consent of the other.


10.  Acquisition of Rights from Third Parties. During the Contract Period,
     ----------------------------------------
Cubist and Pfizer shall each promptly notify each other of any and all opportunities to acquire in any manner from third parties, technology or patents or information which may be useful in or may relate to the Research Program or the Drug Discovery Program, if performed by Cubist. Cubist and Pfizer shall decide if such rights should be acquired in connection with the Research Program and, if so, whether by Cubist, Pfizer or both.


11.  Sole Agreement. This Agreement is the sole agreement with respect to the
     --------------
subject matter and supersedes all other agreements and understandings between the parties with respect to same.


12.  Term, Termination and Disengagement.
     -----------------------------------

     12.1 Term. Unless sooner terminated or extended, this Agreement shall
          ----
expire on June 15, 1997.

     12.2 Events of Termination. The following events shall constitute events of
          ---------------------
termination ("Events of Termination"):

           (a) any written representation or warranty by Cubist or Pfizer, or any of its officers, made under or in connection with this Agreement shall prove to have been incorrect in any material respect when made.

           (b) Cubist or Pfizer shall fail in any material respect to perform or observe any term, covenant or understanding contained in this Agreement or in any of the other documents or instruments delivered pursuant to, or concurrently with, this Agreement, and any such failure shall remain unremedied for thirty
(30) days after written notice to the failing party.

     12.3  Termination.
           -----------

           12.3.1 Upon the occurrence of any Event of Termination, the party not responsible may, by notice to the other party, terminate this Agreement.

           12.3.2 If Pfizer terminates this Agreement pursuant to Section 12.3.1, *************************************************. If Cubist terminates this Agreement pursuant to Section 12.3.1, the License shall terminate immediately.

           12.3.3  ********************************************************
***************************************************************************
*********.

13.  Representations and Warranties. Cubist and Pfizer each represents and
     ------------------------------
warrants as follows:

     13.1 It is a corporation duly organized, validly existing and is in good standing under the laws of the State of Delaware, is qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification and has all requisite power and authority, corporate or otherwise, to conduct its business as now being conducted, to own, lease and operate its properties and to execute, deliver and perform this Agreement.




                      *Confidential treatment requested:
      material has been omitted and filed separately with the Commission

     13.2 The execution, delivery and performance by it of this Agreement have been duly authorized by all necessary corporate action and do not and will not
(a) require any consent or approval of its stockholders, (b) violate any provision of any law, rule, regulations, order, writ, judgment, injunctions, decree, determination award presently in effect having applicability to it or any provision of its certificate of incorporation or by-laws or (c) result in a breach of or constitute a default under any material agreement, mortgage, lease, license, permit or other instrument or obligation to which it is a party or by which it or its properties may be bound or affected.

     13.3 This Agreement is a legal, valid and binding obligation of it enforceable against it in accordance with its terms and conditions, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws, from time to time in effect, affecting creditor's rights generally.

     13.4 It is not under any obligation to any person, or entity, contractual or otherwise, that is conflicting or inconsistent in any respect with the terms of this Agreement or that would impede the diligent and complete fulfillment of its obligations.

     13.5 It has good and marketable title to or valid leases or licenses for, all of its properties, rights and assets necessary for the fulfillment of its responsibilities under the Research Program, subject to no claim of any third party other than the relevant lessors or licensors.

14. Covenants of Cubist and Pfizer Other Than Reporting Requirements.
    ----------------------------------------------------------------

Throughout the Contract Period, Cubist and Pfizer each shall:

     14.1 maintain and preserve its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in good standing in each jurisdiction in which such qualification is from time to time necessary or desirable in view of their business and operations or the ownership of their properties.

     14.2 comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of any government authority to the extent necessary to conduct the Research Program, except for those laws, rules, regulations, and orders it may be contesting in good faith.

15. Indemnification. Pfizer will indemnify Cubist for damages, settlements,
    ---------------
costs, legal fees and other expenses incurred in connection with a claim against Cubist based on any action, omission or the manufacture, use or sale of the Product by Pfizer, its agents or employees related to the obligations of Pfizer under this Agreement; provided, however, that the foregoing shall not apply (i) if the claim is found to be based upon the negligence, recklessness or willful misconduct of Cubist or (ii) if Cubist fails to give Pfizer prompt notice of any claim it receives and such failure materially prejudices Pfizer with respect to any claim or action to which Pfizer's obligation pursuant to this Section applies. Pfizer, in its sole discretion, shall choose legal counsel, shall control the defense of such claim or action and shall have the right to settle same on such terms and conditions it deems advisable; provided, however, it shall obtain Cubist's prior consent to such part of any settlement which requires payment or other action by Cubist or is likely to have a material adverse effect on Cubist's business.

16. Notices. All notices shall be in writing mailed via certified mail, return
    -------
receipt requested, courier, or facsimile transmission addressed as follow or to such other address as may be designated from time to time:

     If to Pfizer:          To Pfizer at its address as set forth at the
                            beginning of this Agreement.
                            Attention: President, Central Research
                            with copy to: Office of the General Counsel.

     If to Cubist:          Cubist at its address as set forth at the beginning
                            of this Agreement.
                            Attention: President

Notices shall be deemed given as of the date received.

17. Governing Law. This Agreement shall be governed by and construed in
    -------------
accordance with the laws of the State of New York.

18. Miscellaneous.
    -------------

     18.1 Binding Effect. This Agreement shall be binding upon and inure to the
          --------------
benefit of the parties and their respective legal representatives, successors and permitted assigns.

     18.2 Headings. Paragraph headings are inserted for convenience of reference
          --------
only and do not form a part of this Agreement.

     18.3 Counterparts. This Agreement may be executed simultaneously in two or
          ------------
more counterparts, each of which shall be deemed an original.

     18.4 Amendment, Waiver. This Agreement may be amended, modified, superseded
          -----------------
or canceled, and any of the terms may be waived, only by a written instrument executed by each party or, in the case of waiver, by the party or parties waiving compliance. The delay or failure of any party at any time or times to require performance of any provisions shall in no manner affect the rights at a later time to enforce the same. No waiver by any party of any condition or of the breach of any term contained in this Agreement, whether by conduct, or otherwise, in any one or more instances, shall be deemed to be, or considered as, a further or continuing waiver of any such condition or of the breach of such term or any other term of this Agreement.

     18.5 No Third Party Beneficiaries. No third party including any employee of
          ----------------------------
any party to this Agreement, shall have or acquire any rights by reason of this Agreement. Nothing contained in this Agreement shall be deemed to constitute the parties partners with each other or any third party.

     18.6 Assignment and Successors. This Agreement may not be assigned by
          -------------------------
either party, except that each party may assign this Agreement and the rights and interests of such party, in whole or in part, to any of its Affiliates, any purchaser of all or substantially all of its assets or to any successor corporation resulting from any merger or consolidation of such party with or into such corporations.

     18.7 Force Majeure. Neither Pfizer nor Cubist shall be liable for failure
          -------------
of or delay in performing obligations set forth in this Agreement, and neither shall be deemed in breach of its obligations, if such failure or delay is due to natural disasters or any causes reasonably beyond the control of Pfizer or Cubist.

     18.8 Severability. If any provision of this Agreement is or becomes invalid
          ------------
or is ruled invalid by any court of competent jurisdiction or is deemed unenforceable, it is the intention of the parties that the remainder of the Agreement shall not be affected.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.


                                       PFIZER INC

                                       By [signature appears here]
                                         ----------------------------



                                       CUBIST PHARMACEUTICALS, INC.

                                       By [signature appears here]
                                         ----------------------------



cc:  Pfizer Inc, Legal Division, Groton, CT 06340